Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Liberated Syndication Inc (the "Registrant") on Form 10-Q for the period ending September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the "Quarterly Report"), we, Christopher J. Spencer, President, CEO and Treasurer and Gabriel Mosey, Interim Chief Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date: 11/14/2019	By:	/s/ Christopher J. Spencer
Christopher J. Spencer
Chief Executive Officer and President

Date: 11/14/2019	By:	/s/ Gabriel Mosey
Gabriel Mosey
Interim Chief Financial Officer